UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: February 14, 2013

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33607

(Commission File Number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2013, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) announced that Mr. Bruce Streeter has elected to retire from the Company as its President and Chief Executive Officer and as a director effective at the Company’s Annual Stockholder’s Meeting which is currently anticipated to be June 4, 2013.

The Board of Directors of the Company also announced that Mr. Quintin Kneen, age 47 and the current Executive Vice President and Chief Financial Officer, will assume the additional role of President and Chief Executive Officer of the Company effective at the Company’s Annual Stockholder’s Meeting.

There was no arrangement or understanding between Mr. Kneen and any other person pursuant to which Mr. Kneen was appointed Chief Executive Officer of the Company. Mr. Kneen has no family relationship with any director or executive officer of the Company. There are no transactions in which Mr. Kneen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Kneen joined the Company in June 2008 as the Vice President – Finance, was named Senior Vice President – Finance and Administration in December 2008, and was named Chief Financial Officer in June 2009. Previously, he was Vice President-Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco since June 2003. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds an M.B.A. from Rice University and a B.B.A. in Accounting from Texas A&M University, and is a Certified Public Accountant and a Chartered Financial Analyst.

In addition, the Board of Directors of the Company named Mr. David Rosenwasser as the Company’s Senior Executive Vice President and Chief Operating Officer. He currently serves as the Company’s Executive Vice President and Chief Operating Officer.

Attached hereto as Exhibit 99.1 is a related press release dated February 14, 2013.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.
(Company)

/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President & Chief Financial Officer

DATE: February 15, 2013